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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

        divine, inc. acquired RoweCom Inc. on November 6, 2001 in a stock-for-stock merger. The following audited financial statements of RoweCom, and pro forma financial information reflecting the pro forma effect on divine of its acquisition of RoweCom, are being filed by divine for use in registration statements that divine has filed or may file under the Securities Act of 1933, as amended.

  (1)
  The audited consolidated statements of operations and cash flows of RoweCom for the ten months ended October 31, 2001, and the related notes to such audited financial statements, are included on pages F-3 through F-12 of this Report on Form 8-K.

  (2)
  The unaudited pro forma condensed combined statement of operations of divine, inc. for the year ended December 31, 2001, and the related notes to such pro forma condensed combined statement of operations, are included on pages F-13 through F-15 of this Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

  The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
OF ROWECOM INC.

Independent Auditors' Report	F-2
Consolidated Statement of Operations and Comprehensive Loss for the ten months ended October 31, 2001	F-3
Consolidated Statement of Cash Flows for the ten months ended October 31, 2001	F-4
Notes to Consolidated Financial Statements	F-5

INDEPENDENT AUDITORS' REPORT

The Board of Directors
RoweCom Inc.:

        We have audited the accompanying consolidated statements of operations and comprehensive loss and cash flows of RoweCom Inc. and subsidiaries for the ten months ended October 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of RoweCom Inc. and subsidiaries for the ten months ended October 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                      /s/  KPMG LLP

Chicago, Illinois
May 31, 2002

ROWECOM INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

FOR THE TEN MONTHS ENDED OCTOBER 31, 2001

Revenues	$336,329
Cost of revenues	306,806

Gross profit	29,523
Operating expenses:
Sales and marketing	20,424
General and administrative	16,736
Depreciation	2,461
Amortization of goodwill and other intangible assets	3,799

Total operating expenses	43,420

Loss from operations	(13,897)
Other income (expense):
Interest income	552
Interest expense	(6,455)
Other income, net	2

Total other expense	(5,901)

Loss before income tax benefit	(19,798)
Income tax benefit	921

Net loss	$(18,877)

Foreign exchange translation adjustment	(1,339)

Comprehensive loss	(20,216)
Basic and diluted net loss per share	$(1.49)
Shares used in computing basic and diluted net loss per share	12,694,693

See accompanying notes to consolidated financial statements.

ROWECOM INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(IN THOUSANDS)

FOR THE TEN MONTHS ENDED OCTOBER 31, 2001

Cash flows from operating activities:
Net loss	$(18,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	2,461
Amortization of goodwill and other intangible assets	3,799
Amortization of discount on convertible notes	903
Amortization of capital raising costs	922
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(14,014)
Deferred publisher costs	101,181
Other assets	3,180
Accounts payable	(12,493)
Accrued expenses and accrued compensation	(149)
Customer advances	3,541
Deferred revenue	(51,421)

Net cash provided by operating activities	19,033

Cash flows from investing activities:
Purchase of property and equipment	(900)
Acquisitions, including cash acquired	(101)

Net cash used in investing activities	(1,001)

Cash flows from financing activities:
Proceeds from exercise of stock options	24
Proceeds from issuance of stock under employee stock purchase plan	38
Loan proceeds	21,620
Loan repayments	(36,242)

Net cash used in financing activities	(14,560)

Effect of exchange rates on cash	(1,339)

Net increase in cash and cash equivalents	2,133

Cash and cash equivalents, beginning of period	26,597

Cash and cash equivalents, end of period	$28,730

Supplementary information:
Issuance of common stock in connection with purchase acquisitions	$581
Income taxes paid	672
Interest paid	2,423

See accompanying notes to consolidated financial statements.

ROWECOM INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

        RoweCom Inc. ("RoweCom"), was organized as a Delaware corporation in April 1997 as the eventual successor to a corporation that commenced operations in 1994. RoweCom is a leading business-to-business provider of high-quality service and e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and other printed sources of commercial, scientific and general interest information and analysis. RoweCom refers to these products as "knowledge resources." RoweCom offers its clients and their employees easy and convenient access to one of the largest catalogs of knowledge resources on the Internet. RoweCom also provides businesses, academic and other non-profit institutions with a highly effective means of managing and controlling purchases of knowledge resources and reducing costs. RoweCom's services fall into two main categories: library services and desktop services. RoweCom targets clients in knowledge-intense industries, such as business and financial services; biomedical; academic and the federal government; and corporate and professional services.

Principles of Consolidation

        The consolidated financial statements include the accounts of RoweCom and RoweCom's wholly owned subsidiaries. All significant intercompany accounts and transactions between RoweCom and RoweCom's subsidiaries have been eliminated.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less from the date of purchase and whose carrying amounts approximate fair value due to the short maturity of the investments.

Revenues

        Revenues are principally generated from subscription orders for third-party publications. Revenue generated from subscription orders for third-party publications is recognized over the subscription period.

Deferred Publisher Costs and Deferred Revenue

        Upon RoweCom's placing a customer order with a third-party publisher, deferred revenue and deferred publisher costs are recorded. Deferred revenue and deferred publisher costs are recognized ratably over the underlying subscription period, which is generally one year.

Advertising Costs

        RoweCom expenses advertising costs as incurred. Advertising expense for the ten months ended October 31, 2001 was $679,000.

Property and Equipment

        Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated lives of the related assets, which are generally three to five years for equipment and 25 years for buildings. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life, which is generally one to six years. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss.

Goodwill and Intangible Assets

        Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the net assets acquired. Goodwill amortization is recorded using the straight-line method over three years. The carrying value of goodwill and intangible assets is reviewed on a quarterly basis for the existence of facts and circumstances both internally and externally that may suggest impairment or that the useful lives of these assets are no longer appropriate. RoweCom determines whether an impairment has occurred based on gross expected future cash flows and measures the amount of impairment based on the related future estimated discounted cash flows. The cash flow estimates used contain management's best estimates, using appropriate and customary assumptions and projections at that time.

Income Taxes

        RoweCom accounts for income taxes under the liability method. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The measurement of deferred tax assets is reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation

        All assets and liabilities of RoweCom's foreign subsidiaries are translated into U.S. dollars at period-end exchange rates. Income and expense accounts are translated using average exchange rates during the period. Transaction gains and losses are recognized within other income, net in the consolidated statement of operations and comprehensive loss.

Off-Balance Sheet Risk

        RoweCom operates internationally, which exposes it to market risks brought on by changes in foreign exchange rates. Accordingly, RoweCom enters into foreign currency forward contracts as a hedge against foreign exchange rate risk. RoweCom does not hold or issue derivative financial instruments for trading purposes or leveraged derivative financial instruments.

        RoweCom's hedging activities do not subject RoweCom to exchange rate risk because the gains and losses on these contracts offset the losses and gains on the transactions being hedged. Forward contracts involve agreements to purchase or sell foreign currencies at specific rates at future dates. The risk of loss associated with forward contracts is equal to the exchange rate differential from the time the contract is made until the time it is settled.

        The objective of RoweCom's foreign currency hedging activities is to protect RoweCom from the longer-term risk that the eventual dollar-value equivalent of net cash inflows resulting from foreign currency denominated sales will be adversely affected by changes in the exchange rates. Contracts used to hedge foreign currency denominated sales have average maturities at inception of less than one year.

        RoweCom's accounting for foreign currency forward contracts used as a means of hedging exposure to foreign currency exchange risk is in accordance with the concepts established in Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and various Emerging Issues Task Force (EITF) pronouncements. Gains and losses on foreign forward currency contracts are recognized within other income, net in the consolidated statement of operations and comprehensive loss. The contract premiums or discounts are amortized over the life of the foreign exchange contracts and are recognized within other income, net. The cash flows generated from forward contracts are reported as arising from operating activities in the consolidated statement of cash flows.

        At October 31, 2001, RoweCom had no outstanding forward currency contracts.

Risks and Uncertainties

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to provide estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the reporting period. Actual results could differ from those estimates.

        RoweCom is subject to the risks encountered by companies relying on the continued growth of online commerce and Internet infrastructure. The risk includes the use of the Internet as a viable commercial marketplace and the potentially inadequate development of the necessary network infrastructure.

2.    Net Loss Per Common Share

        Net loss per share is calculated in accordance with SFAS No. 128, "Earnings per Share." Basic earnings per share is computed based on the weighted average number of common shares outstanding during the period. The dilutive effect of common stock equivalents and common stock warrants are included in the calculation of diluted earnings per share only when the effect of their inclusion would be dilutive. Because RoweCom reported a net loss for the ten months ended October 31, 2001, potentially dilutive securities have not been included in the shares used to compute net loss per share.

        Options to purchase shares of RoweCom's stock totaling 2,191,000 at October 31, 2001, and common stock warrants totaling 1,370,000 at October 31, 2001, were outstanding but were not included in the computations of diluted earnings per share as the inclusion of these shares would have been antidilutive.

3.    Income Taxes

        RoweCom's loss before income taxes is as follows:

Ten Months Ended October 31, 2001
(in thousands)
Domestic	$(14,593)
Foreign	(5,205)

$(19,798)

        The components of the income tax benefit are as follows:

Current:
Federal	$—
State	—
Foreign	912

Total	912
Deferred:
Federal	—
State	—
Foreign	9

Total	9

Total income tax benefit	$921

        The difference between the United States federal statutory tax rate of 34% and the effective rate of (0.5%) for the ten months ended October 31, 2001 is due to the nonrecognition of the domestic net operating losses and non-deductible expenses, as well as recognized foreign tax benefit.

4.    Business Combinations.

        In September 2001, RoweCom purchased the assets of MDLB Enterprises, L.L.C. (doing business as Doody Publishing), an online medical publisher of products for health care professionals, in exchange for 600,000 shares of RoweCom common stock with a fair value of $0.58 per share. RoweCom also issued 400,000 shares of its common stock to Chatsworth Securities LLC, an investment banking firm that acted as financial advisor to RoweCom regarding this acquisition. RoweCom has accounted for the Doody acquisition using the purchase method of accounting. Doody's results of operations are included in RoweCom's consolidated results of operations and comprehensive loss since the date of acquisition. Pro forma information for the Doody acquisition is not presented herein as it would be immaterial.

5.    Commitments and Contingencies

        RoweCom leases various office spaces under operating lease agreements which expire at various dates through 2007. Rent expense, net of sublease income, for the ten months ended October 31, 2001 was $1,402,000. RoweCom also leases certain office equipment and automobiles under operating leases expiring through 2006. At October 31, 2001, future minimum lease payments under noncancellable operating leases with remaining terms of one or more years are as follows:

For the twelve months ended October 31,
(in thousands)
2002	$2,103
2003	1,893
2004	1,803
2005	1,755
2006	1,338
Thereafter	623

Total minimum lease payments	$9,515

6.    Pensions and Other Retirement Benefits

        RoweCom has a contributory defined benefit plan covering approximately ten of its UK employees. RoweCom became the sponsoring employer for the plan effective April 6, 2000. The plan has been closed to new members since April 2000. Contributions made by RoweCom to the plan during the ten months ended October 31, 2001 totaled £94,000 ($135,000). As of October 31, 2001, the plan is underfunded by approximately £152,000 ($221,000). RoweCom plans to fund this shortage in the future.

        RoweCom maintains a contributory 401(k) defined contribution plan (the "Plan") to provide retirement benefits for principally all domestic RoweCom employees. Under the terms of the Plan, participants may defer between 1% and 15% of their compensation, a portion of which may be contributed on a pretax basis as defined by law.

        RoweCom may also make discretionary contributions to the Plan. Participants vest in employer contributions over a five-year period. RoweCom did not make any contributions to the Plan during the ten months ended October 31, 2001.

7.    Stockholders' Equity (Deficit)

        The table below reflects the activity in each caption of stockholders' equity (deficit) for the ten months ended October 31, 2001. In November 2001, all of the common stock of RoweCom was acquired by divine, inc. (divine). Prior to November 2001, RoweCom had recognized revenue from subscription services upon receipt of the customer order and placement of the order with the publisher. divine subsequently concluded that revenue from subscription services should be recognized ratably over the subscription period. The table below includes a cumulative adjustment to accumulated deficit as of December 31, 2000 to reflect the recognition of revenue from subscription services ratably over the subscription period:

	Common stock shares	Common stock	Additional paid-in capital	Treasury stock at cost	Accumulated deficit	Cumulated translation adjustment	Total
December 31, 2000, as previously reported	12,450,954	$124	$113,235	$(53)	$(113,319)	$(1,765)	$(1,778)
Adjustment	—	—	—	—	(22,767)	—	(22,767)

December 31, 2000, as adjusted	12,450,954	124	113,235	(53)	(136,086)	(1,765)	(24,545)
Exercise of stock options	32,251	—	24	—	—	—	24
Issuance of stock under Employee Stock Purchase Plan	68,101	1	37	—	—	—	38
Issuance of common stock in connection with an acquisition	1,000,000	11	570	—	—	—	581
Net loss	—	—	—	—	(18,877)	—	(18,877)
Foreign exchange translation adjustment	—	—	—	—	—	(1,339)	(1,339)

October 31, 2001	13,551,306	$136	$113,866	$(53)	$(154,963)	$(3,104)	$(44,118)

8.    Stock Options

        On April 25, 1997, RoweCom adopted the 1997 Stock Incentive Plan for directors, officers, employees and consultants of RoweCom. A total of 114,618 shares of common stock were initially reserved for issuance under the 1997 Stock Incentive Plan. These options vested upon RoweCom's initial public offering on March 9, 1999, and expire over a period not exceeding ten years.

        On April 8, 1998, RoweCom adopted the 1998 Stock Incentive Plan. A total of 872,625 shares of common stock were initially reserved for issuance under the 1998 Stock Incentive Plan. These options generally vest over a four-year period and expire over a period not exceeding ten years.

        The board establishes the exercise price based on the closing price of the stock on the day of grant and specifies these terms in the applicable option agreements.

        Under the terms of the Plans, the exercise price of incentive stock options granted must not be less than 100% (110% in certain cases) of the fair market value of the common stock on the date of grant, as determined by the board of directors. Prior to RoweCom's common stock becoming a publicly traded stock, the board of directors considered a broad range of factors to determine the fair market value of the option to be granted including, the illiquid nature of an investment in RoweCom's common stock, RoweCom's historical financial performance, and RoweCom's future prospects.

        In February 1999, RoweCom's board of directors and its stockholders approved the 1999 Non-Employee Director Stock Option Plan. Under this plan, each director of RoweCom who is not also an employee of RoweCom received upon the commencement of RoweCom's initial public offering, or upon later initial election to RoweCom's board of directors, an option to purchase 10,472 shares of common stock. Additionally, after a director's initial grant, the director will receive, as of each date on which he is reelected as a director, but not more frequently than 3 years, an option to purchase 10,472 shares of common stock minus the number of options previously granted under this plan which have not yet vested. Options are granted under the plan at an exercise price equal to the fair market value of the common stock on the date of grant. They vest monthly, at the rate of 3,491 shares a year, and have a term of ten years. An aggregate of 87,263 shares of common stock have been reserved for issuance under this plan.

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), encourages, but does not require, companies to record compensation cost for stock-based employee plans at fair value. RoweCom has chosen to account for stock-based employee compensation using the intrinsic value method prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized for its stock-based compensation plan.

        Had compensation cost for RoweCom's stock option plans been determined based on the estimated fair value of the option at the date of grant using the Black-Scholes option pricing model consistent with SFAS No. 123, pro forma net loss for the ten months ended October 31, 2001, would have been $19,532,000 and basic and diluted net loss per share would have been $1.54. For this purpose, the fair value of options at the date of grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the ten months ended 2001: risk-free interest rate of 4.62%; no dividend yield; expected volatility of 150%; and a weighted-average expected life of the options of seven years. RoweCom granted options to purchase 1,274,800 shares of its common stock, at a weighted average exercise price of $1.03, during the ten months ended October 31, 2001.

9.    Operating Segment and Geographic Information

        RoweCom operates in one business segment, that being a provider of knowledge acquisition and management services. RoweCom's reportable segments are based upon geographic area. RoweCom has four reportable segments: North America, France, the United Kingdom and Other. North America consists of the United States and Canada. Other consists of Spain, Australia, the Netherlands, the British Virgin Islands, Barbados, Korea, and Taiwan and were not reported separately as they are not material. RoweCom evaluates performance based on several factors, of which the primary financial measure is operating income. The accounting policies of the business segments are the same as those described in Note 1, Summary of Significant Accounting Policies. The following table summarizes the revenue, gross profit, operating income (loss), and depreciation and amortization expense by reportable segment for the ten months ended October 31, 2001.

	North America	France	United Kingdom	Other	Consolidated
	(in thousands)
Revenue	$218,231	73,293	33,150	11,655	$336,329
Gross profit	17,633	7,406	2,826	1,658	29,523
Operating income (loss)	(12,630)	976	(748)	(1,495)	(13,897)
Depreciation and amortization	4,500	880	349	531	6,260

10.    Subsequent Event

        In November 2001, all of the common stock of RoweCom was acquired by divine, inc. in exchange for 10,158,420 shares of divine's class A common stock. divine also issued warrants to purchase 3,752,602 shares of divine's class A common stock upon conversion of existing options and warrants to purchase RoweCom common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

        The following unaudited pro forma condensed combined statement of operations describes the pro forma effect of divine's acquisition of RoweCom on the statement of operations for the year ended December 31, 2001 of divine, as if the acquisition had occurred on January 1, 2001.

        In the pro forma condensed combined statement of operations for the year ended December 31, 2001, the historical financial data presented within the separate column for RoweCom reflects the operating activity of RoweCom for the period from January 1, 2001 through divine's acquisition date because activity subsequent to that date is reflected in divine's historical statement of operations for the year ended December 31, 2001.

        Because the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 is based upon the operating results of RoweCom during a period when it was not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisition been completed as of January 1, 2001, nor is it indicative of future financial or operating results. divine has incurred, and expects to incur, reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisition of RoweCom. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 does not give effect to any synergies that may occur due to the integration of RoweCom with divine.

        In May 2002, divine affected a 1 for 25 reverse stock split. All references in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 to divine share and per share amounts give effect to the reverse stock split.

        Certain expenses in the consolidated statement of operations of RoweCom have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 should be read along with the historical financial statements of divine, and the related notes included in divine's Annual Report on Form 10-K for the year ended December 31, 2001.

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(in thousands, except share and per share data)

	divine, inc.	RoweCom	RoweCom Pro Forma Adjustments		divine/RoweCom Pro Forma Combined
Revenues	$199,598	$336,329	$—		$535,927
Operating expenses:
Cost of revenues	179,853	306,806	—		486,659
Selling, general and administrative	176,649	39,621	—		216,270
Research and development	37,004	—	—		37,004
Acquired technology-in process research and development	13,741	—	—		13,741
Bad debt expense	23,379	—	—		23,379
Amortization of intangible assets	16,091	3,799	(3,799	)(a)	16,091
Impairment of intangible and other assets	37,864	—	—		37,864
Impairment of prepaid co-location and bandwidth services	25,000	—	—		25,000
Impairment of facilities	12,022	—	—		12,022
Restructuring charges	—	—	—		—
Amortization of stock-based compensation	9,667	—	—		9,667

Total operating expenses	531,270	350,226	(3,799)		877,697

Operating loss	(331,672)	(13,897)	3,799		(341,770)
Other income (expense):
Interest income	8,932	552	—		9,484
Interest expense	(3,681)	(6,455)	—		(10,136)
Other income (loss), net	(4,135)	2	—		(4,133)

Total other income (expense)	1,116	(5,901)	—		(4,785)

Loss before minority interest, net gain of stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(330,556)	(19,798)	3,799		(346,555)
Minority interest	4,270	—	—		4,270
Net gain of stock transactions of associated companies	667	—	—		667
Equity in losses of associated companies	(19,604)	—	—		(19,604)
Impairment of investment in equity method and cost method associated companies	(36,633)	—	—		(36,633)

Loss before income taxes	(381,856)	(19,798)	3,799		(397,855)
Income tax (benefit) provision	—	(921)	921	(b)	—

Net loss from continuing operations applicable to common stockholders	$(381,856)	$(18,877)	$2,878		$(397,855)

Basic and diluted net loss per share from continuing operations applicable to common stockholders	$(53.26)				$(52.95)
Shares used in computing basic and diluted net loss per share	7,168,989				7,514,097

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2001

1.
Basis of Presentation

        The operating activity of RoweCom from divine's acquisition date through December 31, 2001 is reflected in divine's historical statement of operations for the year ended December 31, 2001. Therefore, the historical financial data for RoweCom as set forth in the pro forma condensed combined statement of operations for the year ended December 31, 2001 reflects the operating activity of RoweCom for the period from January 1, 2001 through divine's acquisition date so that the statement of operations gives effect to the RoweCom acquisition as if it occurred on January 1, 2001.

2.
Pro Forma Statement of Operations Adjustments

a)
Reflects the removal of RoweCom's historical amortization of intangible assets, which would not have been recorded had the acquisition occurred on January 1, 2001.

b)
Reflects the removal of RoweCom's historical income tax benefit, which would not have been recorded had the acquisition occurred on January 1, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2002

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
23	Consent of KPMG LLP, with respect to RoweCom's audited financial statements.

QuickLinks

  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ROWECOM INC.
INDEPENDENT AUDITORS' REPORT
ROWECOM INC. CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (IN THOUSANDS, EXCEPT PER SHARE DATA) FOR THE TEN MONTHS ENDED OCTOBER 31, 2001
ROWECOM INC. CONSOLIDATED STATEMENT OF CASH FLOWS (IN THOUSANDS) FOR THE TEN MONTHS ENDED OCTOBER 31, 2001
ROWECOM INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (in thousands, except share and per share data)
SIGNATURE
divine, inc. Exhibit Index